Proposal to

Vikram Grover, CEO

FOMO CORP.

25 N River Lane, Suite 2050, Geneva, IL 60134

by

Wayman Baker, PhD, LLC

to Provide

Corporate Development Expertise

and

Investor Relations Services

to

FOMO CORP.

for the Period from the Date Signed Until

December 31, 2020

Whereas, FOMO CORP. (hereafter referred to as FOMO) is a business accelerator for start-up companies whose goal is to provide investors exposure to high growth and Internet/technology investment opportunities, FOMO is in need of corporate development expertise as it seeks to acquire innovative tools to exploit the power of the Internet.

Wayman Baker, PhD, LLC, as VP Corporate Development, would report directly to Vikram Grover, FOMO's CEO, provide weekly progress reports, and proposes to have the following responsibilities:

- **Planning and execution of strategies to meet corporate objectives**
- **Management team recruitment**
- **Recommending new markets or products**
- **Recommending strategic alliances**
- **Recommending initiatives to secure corporate financing**

In addition, Dr. Baker proposes to provide the following Investor Relations services to FOMO:

- **Effective communication between corporate management and its investors**
- **Appropriate, publicly available information to investors in response to their inquiries, either by email or by phone**
- **Regular feedback to the FOMO CEO**

Compensation for the above responsibilities and services will be in-line with industry-standard rates and reviewed on a quarterly basis.

____

Vikram Grover, CEO

FOMO CORP.

Wayman Baker 1/11/2020

Wayman Baker, PhD, LLC

VP Corporate Development